UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

LegalSimpli Software Restructuring Transaction

Effective January 22, 2021, Conversion Labs, Inc., a Delaware corporation (the “Company”), consummated a transaction to restructure the ownership of LegalSimpli Software, LLC, a Puerto Rico limited liability company (“LSS”), a majority-owned subsidiary of the Company (the “LSS Restructuring”). To affect the LSS Restructuring the Company’s wholly-owned subsidiary Conversion Labs PR LLC, a Puerto Rico limited liability company (“CVLB PR”) entered into a series of agreements as further described below.

Membership Interest Exchange Agreement

Effective January 22, 2021 (the “Effective Date”), in furtherance of the LSS Restructuring, CVLB PR entered into a Membership Interest Exchange Agreement with LSS, (the “Exchange Agreement”), pursuant to which, CVLB PR exchanged that certain a promissory note, dated May 8, 2019 with an outstanding balance of $375,823.17 (the “CVLBPR Note”), issued by LSS in favor of CVLB PR, for 37,531 newly issued membership interests of LSS (the “Exchange”). Upon consummation of the Exchange the CVLBPR Note was extinguished.

Membership Interest Purchase Agreements

On the Effective Date, in furtherance of the LSS Restructuring, CVLB PR entered into a Membership Interest Purchase Agreement with LSS, (the “CVLB PR MIPA”), pursuant to which CVLB PR purchased 12,000 membership interests of LSS for an aggregate purchase price of $300,000. The CVLB PR MIPA provides that the transaction may be completed in three (3) tranches with a purchase price of $100,000 per tranche to be made at the sole discretion of CVLB PR. Payment for the first tranche of $100,000 was made upon execution of the CVLB PR MIPA. Payments for the second and third tranches are due on the 60-day anniversary and the 120-day anniversary of the Effective Date.

Concurrently, in furtherance of the LSS Restructuring, CVLB PR entered into two Membership Interest Purchase Agreements (the “Founding Members MIPAs”) with two founding members of LSS (the “Founding Members”) whereby CVLB PR purchased from the Founding Members an aggregate of 2,183 membership interests of LSS for an aggregate purchase price of $225,000.

Following the consummation of the LSS Restructuring, CVLB PR increased its ownership of LSS from 51% to approximately 72%, with up to an additional 10.6% of LSS reserved for CVLB PR upon payment of the remaining tranches of the CVLB PR MIPA.

The foregoing provides only brief descriptions of the material terms of the LSS Restructuring, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the forms of the CVLB PR Exchange Agreement, the CVLB PR MIPA, and the Founding Members MIPA filed as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of CVLB PR Exchange Agreement
10.2	Form of CVLB PR MIPA
10.3	Form of Founding Members MIPA

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS INC..

Date: January 26, 2021	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer